UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 21, 2012

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 21, 2012 (the “Effective Date”), Nyxio Technologies Corporation  (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (“Socius”).  Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, in its sole discretion, over a term of two years from the closing of the Purchase Agreement, to demand through separate tranche notices that Socius purchase up to a total of $5 million of redeemable Series A Preferred Stock (the “Series A Preferred Shares”).

In order to effectuate such a sale, the Company, subject to the approval of shareholders holding at least a majority of the shares of its common stock of the filing of an amendment to is Certificate of Incorporation to designate at least 1,500 shares of blank check preferred stock (the “Amendment”), and  the filing of a Certificate of Designations of Preferences, Rights and Limitations (“Certificate of Designations”) to authorize the issuance of 1,500 shares of Series A Preferred Stock, a form of which is attached as an exhibit to this Report, will issue to Socius, subject to the terms and conditions of the Purchase Agreement, one or more tranche notices to purchase a certain dollar amount of such Series A Preferred Shares.  Each tranche notice after the first tranche notice may not be given sooner than five trading days after the date on which the closing for the prior tranche has occurred or the tranche has been cancelled.  Upon receipt of a tranche notice, Socius will be obligated, subject to the terms and conditions specified in the Purchase Agreement, to purchase the Series A Preferred Shares subject to such tranche notice on the tenth trading day after the date of the tranche notice.

The closing of the Purchase Agreement will occur after all required closing conditions have occurred including the filing of the Certificate of Designations in the State of Nevada, which the Company intends to file as soon as practicable provided its shareholders have approved the Amendment.

 The conditions to any tranche closing and the  purchase and sale of the Series A Preferred Shares include, but are not limited to, the following: (i) the common stock must be listed for trading or quoted on a trading exchange or market, (ii) the representations and warranties of the Company set forth in the Purchase Agreement must be true and correct as if made on the date of each tranche notice and each tranche closing (subject, however, to the Company’s ability to update disclosure exceptions to such representations and warranties through the Company’s SEC reports), (iii) the Company must not be in breach or default of the Purchase Agreement or any agreement entered into in connection therewith, or any other material agreement of the Company, (iv) there shall have occurred no material adverse effect involving the Company or its business, operations or financial condition, (v) the absence of any law or judicial action prohibiting the transactions contemplated by the Purchase Agreement, or any lawsuit seeking to prohibit or adversely affect such transactions, (vi) all necessary governmental, regulatory or third party approvals and consents must have been obtained and (vii) the Company must have a current, valid and effective registration statement and a prospectus shall be properly available for use to permit the lawful resale of all previously-issued and future issuable shares of common stock to Socius (including without limitation all shares of common stock issuable upon exercise of the warrant (the “Warrant”) issued to Socius (the “Warrant Shares”) delivered in connection with such tranche and any previous tranches, all shares of common stock issuable upon exercise of any additional investment right (the “Additional Investment Right”) issued to Socius (the “Addition Investment Shares”) in connection with such tranche, and any shares of common stock issued to Socius as consideration for executing and delivering the Purchase Agreement (the “Commitment Shares”). In the event the closing bid price of the common stock during any one or more of the nine (9) trading days on or immediately following the delivery or deemed delivery of a tranche notice falls below 75% of the closing bid price of the common stock on the trading day immediately prior to the delivery or deemed delivery of a tranche notice, the tranche will be cancelled; provided, however, that upon such cancellation, Socius will redeem any outstanding promissory note tendered by Socius in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable tranche notice for the principal amount of the promissory note plus accrued interest in exchange for (a) 92% of any gross proceeds received by the Socius upon the sale of such Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice and (b) the return to the Company of any unsold Additional Investment Shares or Warrant Shares issued to Socius  in connection with such tranche notice.

At no time may the Company deliver a tranche notice if the number of Warrant Shares and/or Additional Investment Shares to be received pursuant to the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such tranche notice (including all other shares of common stock and other voting securities then owned or deemed beneficially owned by Socius and its affiliates), would result in Socius and/or its affiliates owning or being deemed the beneficial owner of more than 9.99% of the common stock. In addition, at no time may the Company deliver a tranche notice if the number of shares of common stock to be issued upon the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such tranche notice (together with any shares of common stock issued to Socius as a commitment fee and all shares of common stock issued pursuant to previous tranche notices) would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of its applicable trading market.

In connection with the Purchase Agreement, the Company has agreed to use its best efforts to file within 30 days of the Closing Date, and cause to become effective as soon as possible thereafter, a registration statement with the Securities and Exchange Commission for the resale of all shares of common stock issuable pursuant to the Purchase Agreement, including the Warrant Shares, the Additional Investment Shares, and the Commitment Shares.

Provided the Amendment is approved by at the holders of at least a majority of the issued and outstanding shares of the Company’s common stock, the Company expects the closing to the Purchase Agreement to occur within five business days after it has filed such Amendment with the Secretary of State for the State of Nevada. However, any sale under the Purchase Agreement is subject to certain conditions which, as discussed above, include, among other things, the filing and effectiveness of a registration statement.

The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additional Investment Right

Under the Purchase Agreement, in connection with the delivery of a tranche notice, Socius is obligated, pursuant to the automatic vesting and automatic exercise of the Additional Investment Right, to purchase a number of shares of our common stock equal in dollar amount to 100% of the amount of such tranche of Series A Preferred Shares at a per share price equal to an amount per share equal to the Closing Bid Price of a share of Common Stock on the most recently completed trading date prior to the time that the Tranche notice was delivered or deemed delivered by the Company to Socius.

Upon automatic exercise of the Additional Investment Right, Socius must pay for the Additional Investment Shares by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) the Company is in default of any of its material obligations under the Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and the Company, or (b) there are any Series A Preferred Shares issued or outstanding.  In connection with a redemption of the Series A Preferred Shares by the Company all outstanding promissory notes will be offset, exchanged and cancelled for all outstanding Series A Preferred Shares then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such Series A Preferred Shares or such promissory notes and all of such Series A Preferred Shares and promissory notes shall no longer be outstanding.

Warrant

On the Effective Date and pursuant to the Purchase Agreement, the Company issued to Socius the Warrant which is initially exercisable for up to 11,146,497 shares of common stock at an initial exercise price of $0.157 per share.  In connection with each tranche notice, a portion of the Warrant equal to a number of shares calculated by dividing (1) 35% of the dollar amount of the tranche of Series A Preferred Shares by (2) the exercise price of the Warrant then in effect will vest and be automatically exercised. At each time of delivery or deemed delivery of a tranche notice, the number of Warrant Shares underlying the Warrant will also be adjusted immediately prior to the automatic exercise such that after such adjustment the aggregate exercise price for the adjusted number of Warrant Shares will be equal to the aggregate exercise price in effect immediately prior to such adjustment. The Warrant issued to Socius will expire two years from the date it is first issued.

Upon automatic exercise of the Warrant, Socius must pay for the Warrant Shares by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note;

provided, however, that the promissory notes will not become due and payable so long as (a) the Company is in default of any of its material obligations under the Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and the Company, or (b) there are any Series A Preferred Shares issued or outstanding. In connection with a redemption of the Series A Preferred Shares by the Company all outstanding promissory notes will be offset, exchanged and cancelled for all outstanding Series A Preferred Shares then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such Series A Preferred Shares or such promissory notes and all of such Series A Preferred Shares and promissory notes shall no longer be outstanding.

The description of certain terms of the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Series A Preferred Stock

In accordance with the Purchase Agreement, provided the Amendment is approved by shareholders holding at least a majority of the Company’s issued and outstanding Common Stock, the Company will file the Certificate of Designations for the Series A Preferred Stock with the Secretary of State for the State of Nevada. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Series A Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to the Company’s common stock and any other series or class of preferred stock other than a class or series of preferred stock intended to be listed for trading on an exchange; and (ii) junior to all existing and future indebtedness of the company and any class or series of preferred stock intended to be listed for trading on an exchange.  The Series A Preferred Stock has no voting rights other than as set forth in the Certificate of Designations and as required by applicable law.

No right of Conversion. The Series A Preferred Stock is not convertible into shares of common stock.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Series A Preferred Stock, and subject to the rights of senior securities, holders of Series A Preferred Stock shall be entitled to receive dividends on each outstanding share of Series A Preferred Stock, which shall accrue at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Series A Preferred Stock and shall be redeemed as part of such redemption.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Series A Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to the liquidation value per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”).

Redemption. The Company may redeem at any time (including on the closing date of a tranche), or may be required to redeem in certain circumstances, all (but not less than all) of the shares of Series A Preferred Stock by an offset, exchange and cancellation of all outstanding promissory notes issued by Socius to the Company in connection with the automatic exercise of each of the Warrant and the Additional Investment Right such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Series A Preferred Stock or such promissory notes and all of such shares of Series A Preferred Stock and promissory notes shall no longer be outstanding.

The Series A Preferred Stock may not be transferred or sold except to an affiliate of Socius.

The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Commitment Fee

Under the terms of the Purchase Agreement, the Company is obligated to pay Socius a commitment fee for committing to purchase the Series A Preferred Stock in the form of Commitment Shares or cash, at the Company’s option. The number of Commitment Shares payable will be determined by dividing $250,000 by 85% of the Volume-Weighted Average Price of the Company’s common stock for the five trading day period immediately preceding the date on which the commitment fee is paid, if paid in shares of common stock. Alternatively, the Company may pay $250,000 in cash.  If not earlier paid in connection with the first tranche notice, the commitment fee is payable in full six months after the Effective Date, whether or not a Tranche Closing occurs.

Company Lock-up Agreements with Key Officers and Directors

In connection with the transactions contemplated by the Purchase Agreement and to facilitate the Company’s ability to sell the Series A Preferred Stock in the future pursuant to the Purchase Agreement, the Company is required to enter into certain Lock-Up Agreements with its key officers, directors and its 5% shareholders at or prior to the closing of the Purchase Agreement. Such Lock-Up Agreements will provide that such persons agree with the Company on an irrevocable basis that they will not sell shares of common stock for at least ten trading days after the delivery or deemed delivery of a tranche notice.

The description of certain terms of the Lock-Up Agreements set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Lock-Up Agreements, the form of which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference. The Lock-up Agreements cover other transactions which have economic similarity to the sale of common stock.

The Series A Preferred Stock, the Warrant, the Warrant Shares, the Additional Investment Right, the Additional Investment Shares and the Commitment Shares described above are being offered to Socius in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Socius has represented and warranted in the Purchase Agreement that it is an accredited investor as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the Series A Preferred Stock, the Warrant, the Warrant Shares, the Additional Investment Right, the Additional Investment Shares and the Commitment Shares (if any) and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 8.01  Other Events.

On February 22, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement with Socius.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (included as Exhibit B to the Securities Purchase Agreement filed herewith as Exhibit 10.1)

4.1	Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement dated February 21, 2012

10.2 10.3
Form of Lock-Up Agreement (included as Exhibit D to the Securities Purchase Agreement B to the Securities Purchase Agreement filed herewith as Exhibit 10.1)

Form of Secured Promissory Note (included as Exhibit G to the Securities Purchase Agreement B to the Securities Purchase Agreement filed herewith as Exhibit 10.1)

99.1	Press Release dated February 22, 2012

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION

Date: February 27, 2012	By:	/s/Mirjam Metcalf
Mirjam Metcalf
Chief Financial Officer